UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2020

FS DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 4500 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 877-4887

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FSDC	The Nasdaq Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment supplements Item 9.01 (solely to add additional exhibits) of the Current Report on Form 8-K of FS Development Corp. (the “Company”), filed with the Securities and Exchange Commission on October 15, 2020 (the “Original Current Report”), in which the Company reported, among other events, the execution of the Merger Agreement (as defined in the Original Current Report). Item 1.01, Item 3.02, Item 7.01 and Item 8.01 of the Original Current Report remain unchanged. Interested parties should refer to the Original Current Report for Item 1.01, Item 3.02, Item 7.01 and Item 8.01 and the prior exhibits filed pursuant to Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Merger Agreement, dated as of October 15, 2020, by and between FS Development Corp., FSG Merger Sub Inc., Gemini Therapeutics, Inc., and Shareholder Representative Services LLC.
10.1	Form of Subscription Agreement.
10.2	Company Support Agreement, dated as of October 15, 2020, by and among FS Development Corp., and certain supporting stockholders of Gemini Therapeutics, Inc.
10.3	Parent Support Agreement, dated as of October 15, 2020, by and among FS Development Corp., Gemini Therapeutics, Inc. FS Development Holdings, LLC and certain supporting stockholders of FS Development Corp.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Development Corp.

By:	/s/ Dennis Ryan
Name: Dennis Ryan
Title: Chief Financial Officer

Dated: October 19, 2020

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